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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549




                                    FORM 8-K




                                 CURRENT REPORT

     Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 28, 1997



                                STAFFMARK, INC.
             (Exact name of registrant as specified in its charter)



           Delaware                       0-20971               71-0788538
       -----------------               -------------          --------------
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
incorporation or organization)                              Identification No.)




             302 East Millsap Road, Fayetteville, Arkansas 72703
             ---------------------------------------------------
            (Address of principal executive offices)   (zip code)


      Registrant's telephone number, including area code (501) 973-6000
      -----------------------------------------------------------------

                                Not Applicable
      -----------------------------------------------------------------
        (Former name or former address, if changed since last report)
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Item 2.  Acquisition or Disposition of Assets

         On October 28, 1997, StaffMark, Inc. (the "Company") completed the purchase of all of the outstanding equity securities of RHS Associates, Inc., an Alabama corporation ("RHS"). RHS provides information technology outsourcing and consulting services and is headquartered in Birmingham, Alabama. The total consideration paid for the stock of RHS was approximately $14.5 million, consisting of approximately $10.9 million in cash and 105,327 shares of the Company's common stock, plus a contingent earnout based upon the future performance of RHS. The purchase price was determined as a result of direct negotiations with RHS and its stockholders.

Item 7.  Financial Statements and Exhibits

         (a)     Exhibits.  The following exhibit is filed with this Form 8-K:

                 2.1 Stock Purchase Agreement dated as of October 28, 1997, by and among StaffMark, Inc., The Estate of Russell H. Stanley and Allan J. Lebow.

                 /1/ The Company will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.



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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           STAFFMARK, INC.  (Registrant)


Date:  November 11, 1997             By:          /s/ Terry C. Bellora
                                           ------------------------------------
                                                     Terry C. Bellora
                                                     Chief Financial Officer



                               INDEX TO EXHIBIT


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  2.1      Stock Purchase Agreement dated as of October 28, 1997, by and among
           StaffMark, Inc., The Estate of Russell H. Stanley and Allan J. Lebow

  /1/ The Company will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.









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